Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

Barbeque Integrated, Inc.

Fort Lauderdale, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-239032), Form S-3 (No. 333-261371, No. 333-261365 and No. 333-256342) and Form S-8 (No. 333-239031, No. 333-261362 and No. 333-270023) of Fat Brands Inc. of our report dated April 14, 2023, relating to the financial statements of Barbeque Integrated, Inc., which appears in this Current Report on Form 8-K/A.

/s/ BDO USA, P.C.

Fort Lauderdale, Florida

October 27, 2023